UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2010

NexMed, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6330 Nancy Ridge Drive, Suite 103, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (858) 222-8041

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01.	Other Events

On April 22, 2010, NexMed, Inc. (the “Company”) received confirmation of its response to the CMC (Chemistry, Manufacturing and Controls) concerns raised by Health Canada (the “Response”) as part of its review process for the Company’s New Drug Submission (“NDS”) for Vitaros®, the Company’s topical treatment for erectile dysfunction treatment, which was filed in February 2008.   Health Canada has a 45-day screening process for acceptance of the Response by their Regulatory Project Management group.  The acceptance of the Response triggers a new 150-day review cycle by the NDS reviewers for a final approval or rejection of the marketing application.  On January 19, 2010, NexMed previously announced that it had received a Notice of Non-Compliance (“Notice”) for its NDS pertaining to the review by the New Drugs Quality Division of the Bureau of Pharmaceutical Sciences.  The Notice is a routine, end-of-review communication from Health Canada issued when additional information is required to reach final decision on product approval.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXMED, INC.

By:	/s/ Mark Westgate
Name: Mark Westgate
Title: Vice President and Chief Financial Officer

Date: April 22, 2010